Exhibit 99.5

 Q2 2021 Financial Results Conference CallMay 26, 2021  Photronics, Inc.

 Safe Harbor Statement  This presentation and some of our comments may contain projections or other forward-looking statements regarding future events, our future financial performance and/or the future performance of the industry. These statements are predictions, and contain risks and uncertainties. Actual events or results may differ materially from those presented. These statements include words like “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “may”, “plan”, “project”, “in our view” or the negative thereto. We cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change. If you would like more information on the risks involved in forward-looking statements, please see the documents we file from time to time with the Securities and Exchange Commission.  5/26/2021  2

Q2 2021 Summary

- Revenue was a record $159.8M, up 5% Q/Q and 12% Y/Y
  - Growth achieved in both IC and FPD on strong design-driven demand
  - Revenue to China was up 16% Q/Q and 23% Y/Y
- Net income attributable to Photronics, Inc. shareholders of $10.5M ($0.17/share)
- Cash balance $256M
  - $32M generated from operating activity
  - $56M invested in capex
  - $10M returned to investors through share repurchases
- Next phase of FPD capacity investment on track for tool delivery in 2021
- Investing to expand mainstream IC capacity

Strategic investments driving long-term, profitable growth

PHOTRONICS, INC.
5/26/2021
3

Income Statement Summary  $M (except EPS)  Q221  Q121  Q/Q  Q220  Y/Y  Revenue  $ 159.8  $ 152.1  5%  $ 142.8  12%  Gross Profit  $ 39.2  $ 30.5  29%  $ 30.4  29%  Gross Margin  24.6%  20.1%  450 bps  21.3%  330 bps  Operating Income  $ 20.8  $ 11.8  77%  $ 12.7  64%  Operating Margin  13.0%  7.7%  530 bps  8.9%  410 bps  Other income (expense)  ($ 0.8)  $ 0.7  ($ 1.5)  ($ 1.0)  $ 0.2  Income tax provision  $ 3.7  $ 2.9  $ 0.8  $ 3.8  ($ 0.1)  Minority interest  $ 5.8  $ 1.5  $ 4.3  $ 1.7  $ 4.1  Net Income*  $ 10.5  $ 8.0  31%  $ 6.3  68%  Diluted EPS*  $ 0.17  $ 0.13  $ 0.04  $ 0.10  $ 0.07  Days in quarter  91  92  (1)  91  -  Margin improved with higher revenue and better mainstream IC ASPIncremental margins >110% Q/QOther income / (expense) primarily due to FX gain / (loss); Q221 includes China interest expense subsidyMinority interest from IC JVs in Taiwan and China  5/26/2021  4  *Net income attributable to Photronics, Inc. shareholders

 $M  Q221  Q121  Q/Q  Q220  Y/Y  High-End*  $ 41.3  $ 36.8  12%  $ 38.3  8%  Mainstream  $ 70.7  $ 68.2  4%  $ 58.6  21%  Total  $ 112.0  $ 105.0  7%  $ 96.8  16%  IC Photomask Revenue  5/26/2021  5  High-end growth driven by logic recovery, especially in Taiwan & ChinaMainstream grew on positive demand trends and higher ASPChina revenue +23% Q/Q and +53% Y/Y; represents 28% of IC revenueOutlookContinued strength from remote work and educationMainstream demand strong, with positive pricingContinued macro risk from trade policies and shelter-in-place mandates  *28nm and smaller  Total may differ due to rounding

 FPD Photomask Revenue  5/26/2021  6  High-end improved on strong LTPS & AMOLED demand for mobile displaysMainstream down as capacity was sold out to meet high-end demandChina revenue +8% Q/Q and -1% Y/Y; represents 53% of FPD revenueOutlookDynamic market environmentMobile demand strength expected to continueCapacity expansions coming with new tool installationsTechnology development drives demand for higher-value masks  *≥G10.5, AMOLED and LTPS  $M  Q221  Q121  Q/Q  Q220  Y/Y  High-End*  $ 39.4  $ 34.6  14%  $ 31.8  24%  Mainstream  $ 8.4  $ 12.5  (33%)  $ 14.1  (41%)  Total  $ 47.8  $ 47.1  1%  $ 45.9  4%  Total may differ due to rounding

 Select Financial Data  $M  Q121  Q121  Q220  Cash  $ 256  $ 279  $ 238  Debt  $ 114  $ 98  $ 53  Net Cash*  $ 142  $ 180  $ 184  Operating Cash Flow  $ 32  $ 26  $ 31  Capital Expenditures  $ 56  $ 18  $ 16  Government Incentives for Capital Equipment  $ 5  $ 0.4  $ 3  Share repurchase  $ 10  $ 13  $ 6  Debt is US equipment lease and local China loansExpect 2021 capex to be ~$120MCompleting initial China IC investmentNext phase of FPD investmentMainstream IC capacity expansionTotal share repurchases of $41M under current $100M plan (Sep 2020)Balance sheet able to fund investments, share repurchases, and strategic M&A opportunities  5/26/2021  7  *Net cash defined as cash and cash equivalents less long-term borrowings (including current portion), as reported in accordance with GAAP

 Q321 Guidance   Revenue ($M)  $162 - $172  Operating Margin  13% - 16%  Taxes ($M)  $4 - $6  EPS  $0.19 - $0.25  Diluted Shares (M)  ~62  Positive industry demand trendsRemote work and learningMade in China 2025Advanced display technologiesOutlook clouded by geopolitical uncertaintyShelter-in-place mandatesUS/China trade policiesWe remain focused on expanding margins and improving cash flows  5/26/2021  8

 For Additional Information:R. Troy Dewar, CFAVice President, Investor Relations203.740.5610tdewar@photronics.com   Thank you for your interest!

 Appendix

 Total Revenue  5/26/2021  11      IC  FPD  Total may differ due to rounding

 IC Photomask Revenue  5/26/2021  12      Mainstream  High-End  High-End: 28nm and smaller; total may differ due to rounding

 FPD Photomask Revenue  5/26/2021  13      Mainstream  High-End  High-End: ≥G10.5, AMOLED and LTPS; total may differ due to rounding